Exhibit 99.1

PRESS RELEASE

FOR RELEASE 2/14/08 @ 1:05PM

AnalogicTech Reports Fourth Quarter and Full Year 2007 Financial Results

•	Q407 revenue of $32.1 million, up 53% year-over-year

•	Record annual revenue of $109.6 million, up 35% year-over-year

•	AnalogicTech introduced a record 106 new products in 2007

Santa Clara, CA – February 14, 2008 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the fourth quarter and year ended December 31, 2007.

All financial results are reported in accordance with accounting principles generally accepted in the United States of America.

For the fourth quarter of 2007 revenue was $32.1 million, an increase of 53% over revenue of $21.0 million for the fourth quarter of 2006 and a sequential increase of 5% over revenue of $30.6 million for the third quarter of 2007. Net income for the fourth quarter of 2007 was $3.0 million, or $0.06 per diluted share. This compares to a net loss of $2.6 million, or $0.06 per diluted share, for the fourth quarter of 2006, and net income of $2.6 million, or $0.05 per diluted share, for the third quarter of 2007. The Company’s results included stock-based compensation expense of $1.8 million, $1.8 million and $1.6 million in the fourth quarter of 2007, the fourth quarter of 2006 and the third quarter of 2007, respectively.

Revenue for the year ended December 31, 2007, was $109.6 million, an increase of 35% over revenue of $81.2 million for 2006. Net income for the full year 2007 was $1.9 million, or $0.04 per diluted share, compared to net loss of $2.1 million, or $0.05 per diluted share for the full year 2006.

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AnalogicTech reported gross margins of 52.6% for the fourth quarter of 2007, compared to 54.3% for the fourth quarter of 2006 and 53.6% for the third quarter of 2007. Fourth quarter gross margin decreased sequentially, primarily due to lower sales of previously written down inventory. For the full year 2007, gross margin was 53.5%, compared to 57.4% for fiscal year 2006. The Company ended the quarter with $114.2 million in cash, cash equivalents, and short-term investments.

“The fourth quarter capped a strong year for AnalogicTech,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Revenue and earnings were at the upper end of our guidance range for the quarter. In 2007, we achieved record annual revenues, with 35% year-over-year growth, and generated solid cash flow. We made great strides in product development and released a record 106 new products during the year; including 26 products utilizing our proprietary ModularBCD™ process technology.

“As we enter 2008, we are excited about the multiple growth drivers we see for both the first and second halves of the year. We have strong design win momentum across a broad range of end applications including smart phones, digital still cameras, Bluetooth™ accessories, and overvoltage protected battery chargers. We are continuing to receive a very positive response to the rollout of our higher voltage products from our customers. All of these factors increase our confidence in our position for long-term growth.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the first quarter ending March 31, 2008, AnalogicTech estimates revenue in the range of $26.5 million to $29.5 million, and breakeven to net income of $0.02 per diluted share. The first quarter 2008 estimates include pre-tax quarterly share-based compensation expense of $1.7 to $1.8 million. For the first half of 2008, AnalogicTech estimates revenue in the range of $57.0 to $61.0 million.

Conference Call Details

The AnalogicTech fourth quarter and fiscal year 2007 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Thursday, February 14, 2008. To participate in the live call, analysts and investors should dial (800) 218-0204 or (303) 262-2125 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the Company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until Monday, February 18, 2008, by dialing (800) 405-2236 and entering the passcode: 11106339#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11106339#.

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About AnalogicTech

Advanced Analogic Technologies, Inc. (AnalogicTech) is a supplier of Total Power Management(TM) semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Santa Clara, California and Macau, S.A.R., with offices in China (Beijing, Shanghai and Shenzhen), Hong Kong, Taiwan, Japan, South Korea, Sweden, France and United Kingdom, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: http://www.analogictech.com. (AnalogicTech - F)

For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2006. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

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NOTE: AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Dec. 31 2007	Dec. 31 2006 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$53,779	$58,121
Short term investments	60,448	49,566

Total cash, cash equivalents and short term investments	114,227	107,687
Accounts receivable, net	14,428	11,037
Inventories	12,214	8,480
Prepaid expenses and other current assets	4,273	2,223
Restricted cash	—	700
Deferred income tax assets—current	591	857

Total current assets	145,733	130,984
Property and equipment, net	4,699	2,812
Goodwill	15,717	16,775
Intangible assets, net	2,127	3,287
Other assets	1,377	1,375
Deferred income tax assets—noncurrent	6,815	5,965

	$176,468	$161,198

TOTAL ASSETS

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$7,938	$6,968
Accrued liabilities	8,623	6,852
Income tax payable	1,367	1,250

Total current liabilities	17,928	15,070
Long-term income tax payable	1,053	—
Long-term debt and capital lease obligations	41	191
Other long-term liabilities	155	—

Total liabilities	19,177	15,261

Total stockholders' equity	157,291	145,937

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$176,468	$161,198

*	Amounts as of December 31, 2006 were derived from the December 31, 2006 audited consolidated financial statements.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarters Ended		Years Ended
	Dec. 31 2007	Dec. 31 2006	Dec. 31 2007	Dec. 31 2006

REVENUE	$32,065	$20,951	$109,610	$81,161
Cost of revenue	15,186	9,570	50,934	34,556

GROSS PROFIT	16,879	11,381	58,676	46,605

OPERATING EXPENSES:
Research and development	8,368	6,558	30,991	23,772
Sales, general and administrative	6,585	6,073	25,757	22,272
Patent litigation	136	3,288	3,793	8,536

Total operating expenses	15,089	15,919	60,541	54,580

INCOME (LOSS) FROM OPERATIONS	1,790	(4,538)	(1,865)	(7,975)

INTEREST AND OTHER INCOME (EXPENSES), NET	1,220	1,503	5,070	5,751

INCOME (LOSS) BEFORE INCOME TAXES	3,010	(3,035)	3,205	(2,224)
PROVISION FOR INCOME TAXES	59	(454)	1,319	(142)

NET INCOME (LOSS)	$2,951	$(2,581)	$1,886	$(2,082)

NET INCOME (LOSS) PER SHARE:
Basic	$0.07	$(0.06)	$0.04	$(0.05)

Diluted	$0.06	$(0.06)	$0.04	$(0.05)

WEIGHTED AVERAGE SHARES USED IN
NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	45,158	43,915	44,728	43,477

Diluted	47,767	43,915	47,007	43,477

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:
Cost of revenues	$73	$76	$282	$268
Research and development	735	604	2,766	2,403
Sales, general and administrative	1,011	1,082	3,845	3,472

	$1,819	$1,762	$6,893	$6,143

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